EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES

              SCHEDULE OF CALCULATION OF PER SHARE NET INCOME

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

                                                    For the Three Months Ended          For the Nine Months Ended
                                                         November 30, 1996                   November 30, 1996

                                                            Weighted  Calculated                 Weighted   Calculated
                                                    Net      Average      Per           Net       Average       Per
                                                  Income     Shares      Share        Income      Shares       Share
Shares outstanding and net income used in the
  determination of basic net income per share   $4,655,000  10,897,017     $0.43    $14,200,000  10,961,460      $1.30
                                                ----------  ----------     -----    -----------  ----------      -----

Options                                                        490,340                              501,847
                                                ----------  ----------     -----    -----------  ----------      -----
Used in the determination of primary net
  income per share                               4,655,000  11,387,357      0.41     14,200,000  11,463,307       1.24
                                                ----------  ----------     -----    -----------  ----------      -----

Options                                                        (A)                                      236
                                                ----------  ----------     -----    -----------  ----------      -----
Used in the determination of fully diluted
  net income per share                          $4,655,000  11,387,357     $0.41    $14,200,000  11,463,543      $1.24
                                                ==========  ==========     =====    ===========  ==========      =====
(A) Excluded due to anti-dilutive effect



                                                    For the Three Months Ended          For the Nine Months Ended
                                                         November 30, 1995                   November 30, 1995

                                                            Weighted  Calculated                Weighted  Calculated
                                                    Net      Average      Per           Net      Average      Per
                                                  Income     Shares      Share        Income     Shares      Share
Shares outstanding and net income used in the
  determination of basic net income per share   $4,484,000  10,673,628     $0.42    $10,433,000  10,665,622    $0.98
                                                ----------  ----------     -----    -----------  ----------    -----

Options                                                        507,135                              433,394
                                                ----------  ----------     -----    -----------  ----------    -----
Used in the determination of primary net
  income per share                               4,484,000  11,180,763      0.40     10,433,000  11,099,016     0.94
                                                ----------  ----------     -----    -----------  ----------    -----

Options                                                         (A)                                  64,121
                                                ----------  ----------     -----    -----------  ----------    -----
Used in the determination of fully diluted
  net income per share                          $4,484,000  11,180,763     $0.40    $10,433,000  11,163,137    $0.93
                                                ==========  ==========     =====    ===========  ==========    =====
(A) Excluded due to anti-dilutive effect
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